EXHIBIT 1.1
25,000,000 Units
GRUBB & ELLIS REALTY ADVISORS, INC.
UNDERWRITING AGREEMENT
                        , 2006
Deutsche Bank Securities Inc.
As Representative of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
          Grubb & Ellis Realty Advisors, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of twenty-five million (25,000,000) units of the Company, with each unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and two warrants (the “Warrants”) to purchase Common Stock (the “Firm Units”). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to three million seven hundred fifty thousand (3,750,000) additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the form of Warrant Agreement (defined herein).
          As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Securities.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to each of the Underwriters as follows:
     (a) A registration statement on Form S-11 (File No. 333-129190) with respect to the Securities and the Representative’s Securities (as defined below) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-11. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act (the “Registration Statement”), and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to any Prospectus, also shall be deemed to include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Securities and the Representative’s Securities by the Underwriters.
     The Company has filed with the Commission a Form 8-A (File Number 000-[       ]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities and the Representative’s Securities. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or is contemplated or threatened by the Commission.
     As of the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Exhibit D, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to information contained in or omitted from the General

Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
     “Applicable Time” means [       ]:00 [a/p]m (New York time) on [       ] or such other time as agreed by the Company and the Representative.
     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.
     (b) At the time the Registration Statement and any amendment thereto became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto, on such dates, do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto, on such dates, do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
     The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the General Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.
     No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.
     (c) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company; (ii) there have been no material transactions or agreements entered into by the Company other than as contemplated therein or pursuant to this Agreement; and (iii) no member of the Company’s management has resigned from any position with the Company.
     Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.
     (d) Ernst & Young, LLP (“E&Y”), who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.
     (e) The financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and Prospectus fairly present the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they apply; such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations;

such financial statements and related schedules have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Registration Statement discloses all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, if any, that would reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
     (f) Giving effect to the filing of the amended and restated certificate of incorporation with the Secretary of State of Delaware in the form filed as an exhibit to the Registration Statement, the Company had at the date or dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus the capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Based on the assumptions stated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.
     (g) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.
     The Securities have been duly authorized, and the shares of Common Stock included as part of the Units and issuable upon exercise of the Warrants, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Securities conform to the corporate law of the jurisdiction of the Company’s incorporation. When issued, the Representative’s Purchase

Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, Representative’s Warrants and Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (h) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.
     (i) This Agreement, the Warrant Agreement, the Trust Agreement (as defined herein), the Services Agreement (as defined herein), the Master Agreement for Services (as defined herein), the Property Management Agreement (as defined herein), the Project Management Services Agreement (as defined herein) and the Escrow Agreement (as defined herein) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option, has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. This Agreement has been duly executed and delivered by the Company.
     (j) The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Master Agreement for Services, the Property Management Agreement, the Project Management Services Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

     (k) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject that, individually or in the aggregate, could have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or, in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.
     (l) The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Master Agreement for Services, the Property Management Agreement, the Project Management Services Agreement and the Escrow Agreement and as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws.
     (m) To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s stockholders immediately prior to the offering (the “Initial Stockholders”) and provided to the Underwriter as an exhibit to his or her Insider Letter (as defined herein) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in any material respect.
     (n) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, which has not been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     (o) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification.

     (p) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.
     (q) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Underwriter’s compensation, as determined by the National Association of Securities Dealers, Inc. (the “NASD”).
     The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date.
     None of the net proceeds of the offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial Business Combination (as defined herein) and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.
     Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative if it learns that any officer or director is or becomes an affiliate or associated person of an NASD member participating in the offering.
     (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (s) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

     (t) Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company (other than the Underwriters, as to which this representation shall not apply) has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the General Disclosure Package and the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.
     (u) Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
     (v) The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with Continental Stock Transfer & Trust Company substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).
     (w) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits 10.1 through 10.6 to the Registration Statement (the “Insider Letters”), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters including, but not limited to, certain matters described as being agreed to by him under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.
     (x) The Company has caused the Initial Stockholders to enter into an escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”) substantially in the form of Exhibit 10.10 to the Registration Statement, whereby the Common Stock owned by each of the Initial Stockholders immediately prior to the execution of this Agreement will be held in escrow by the Escrow Agent, until the third anniversary of the Effective Date (subject to certain exceptions set forth in the Escrow Agreement). During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial Stockholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement), but will retain the right to vote such shares. To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Initial Stockholders (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party.
     (y) The Company has entered into the Trust Agreement with respect to certain proceeds of the offering substantially in the form of Exhibit 10.7 to the Registration Statement.
     (z) Except as provided in the Registration Statement, the General Disclosure Package and the Prospectus, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.
     (aa) The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended, the “Investment Company Act”) and the rules and regulations of the Commission thereunder.
     (bb) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.
     (cc) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required.
     (dd) Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.
     (ee) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, Sections 301, 402, 802 and 1102 of the Sarbanes-Oxley Act and Part 8 of the American Stock Exchange’s “AMEX Company Guide,” as amended. Further, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, all other provisions of the Sarbanes-Oxley Act and the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.
     (cc) The Company does not have any specific Business Combination under consideration and the Company does not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.
     (dd) On or prior to the Closing Date, the Company has entered into an agreement (the “Services Agreement”) with Grubb & Ellis Company (the “Corporate Stockholder”), pursuant to which the Corporate Stockholder will make available to the Company certain office space and certain office and secretarial services, as the Company may require time to time, for an amount not to exceed $7,500 per month.
     (ee) On or prior to the Closing Date, the Company has entered into a Master Agreement for Services (the “Master Agreement for Services”) with Corporate Stockholder, pursuant to which the Corporate Stockholder shall serve as our exclusive agent with respect to commercial real estate brokerage and consulting services relating to real property acquisitions and dispositions as well as agency listing services with respect to the leasing of space within any of the properties the Company may own or acquire.
     (ff) On or prior to the Closing Date, the Company has entered into a Property Management Agreement (the “Property Management Agreement”) with Grubb & Ellis Management Services, Inc. (“GEMS”), whereby GEMS shall serve as the sole and exclusive managing agent for all real property the Company may acquire.
     (gg) On or prior to the Closing Date, the Company has entered into a Master Agreement for Project Management Services (the “Project Management Services Agreement”) with GEMS, whereby GEMS shall be retained to perform, as the Company may require time to time, project management services with respect to consulting and project management of interior office space and/or building infrastructure improvements, including organizational, resource and project planning, with respect to any properties the Company may acquire.
2. PURCHASE, SALE AND DELIVERY OF THE UNITS.
     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $6.00 per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
     (b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the Registration Statement is declared effective after 4:30 p.m., New

York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: one hundred forty million seven hundred fifty thousand dollars ($140,750,000) (without giving effect to the over-allotment option) of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public securityholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) (including three million dollars ($3,000,000) of which to be held in the Trust Fund as deferred discount to be paid to the Underwriters upon consummation of the initial Business Combination) and the remaining one million two hundred fifty thousand dollars ($1,250,000) of the proceeds shall be paid to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.
     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per Unit as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $5.71 Option Unit sold shall be deposited in the Trust Fund pursuant to the Trust Agreement (including $0.12 per Option Unit to be held in the Trust Fund as deferred discount to be paid to the Underwriters upon consummation of the initial Business Combination) upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters. The Company shall not be obligated to sell or deliver any Option Units except upon tender of payment by the Representative for all such Option Units.
     The Company hereby agrees to issue and sell to the Representative on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of one million two hundred fifty thousand (1,250,000) units (the “Representative’s Units”) for an aggregate purchase price of $100.00. Each of the Representative’s Units is identical to the Firm Units, except that the Warrants included in the Representative’s Units (“Representative’s Warrants”) have an exercise price of six dollars and twenty-five cents ($6.25), which is equal to one hundred and twenty-five percent (125%) of the exercise price of warrants sold to the public. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of an acquisition by the Company, through a purchase, asset acquisition or other business combination, of one or more commercial real estate properties and/or assets, including by acquisition of an operating company (“Business Combination”), or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date (or, if earlier, the date on which the Warrants shall have been redeemed) at an initial exercise price per Representative’s Unit of six dollars and sixty cents ($6.60), which is equal to one hundred and twenty five percent (125%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are restrictions against transferring the Representative’s Purchase Option.
     Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative’s may request.
3. OFFERING BY THE UNDERWRITERS.
     It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
     It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
4. COVENANTS OF THE COMPANY.
     The Company covenants and agrees with the several Underwriters that:
     (a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to any Preliminary Prospectus or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.
     (b) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. If during the period in which a prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
     (c) If at any time prior to the Closing Date or Option Closing Date, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time the General Disclosure Package is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment or supplement to such Preliminary Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in such Preliminary Prospectus so that the Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Preliminary Prospectus will comply with the law.
     For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Securities and the Representative’s Securities under the provisions of the Exchange Act. For a period of five years from the Effective Date, or such earlier time upon which the Company is required to be liquidated or the Representative shall no longer hold the Representative’s Purchase Option, the Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.
     (d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.
     (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.
     (f) The Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the General Disclosure Package or the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the General Disclosure Package or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.
     (g) For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.
     (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.
     (i) The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder.
     The Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination.
     (j) The Company will use its best efforts to effect and maintain the listing of the Securities and the Representative’s Securities on the American Stock Exchange.
     (k) The Company will take all necessary actions to ensure, that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with (i) all applicable provisions of the Sarbanes-Oxley Act that are then in effect and shall take such steps as are necessary to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions and (ii) the requirements of the American Stock Exchange’s AMEX Company Guide.
     (l) For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (Attn: Syndicate Manager with a copy to: General Counsel), copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.
     (m) For a period equal to five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act.
     (n) The Company will apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, Preliminary Prospectus and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.
     (o) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.
     (p) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
     (q) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.
     (r) In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the NASD and the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the initial Business Combination.
     (s) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (t) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.
     (u) The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an NASD member participating in the distribution of the Securities.
     (v) The Company shall cause the proceeds of the offering to be held in the Trust Fund to be invested only in “government securities” (as defined in the Trust Agreement) with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.
     (w) The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.
     (x) The Company hereby agrees that prior to commencing its due diligence investigation of any operating business or real estate assets which the Company seeks to acquire (“Target Business”) or obtaining the services of any vendor it will use its best efforts to attempt to cause the Target Business or the vendor to execute a waiver letter in the form attached hereto as Exhibit A and B, respectively. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtaining of services, as applicable. Furthermore, each officer and director of the Company (other than the Initial Stockholders) shall execute a waiver letter in the form attached hereto as Exhibit C.
     (y) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws.
     (z) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated as described in the Prospectus. With respect to the Initial Transaction Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the holders of a majority of the IPO Shares (as hereinafter defined) present, in person or by proxy, at a meeting of the Company’s stockholders called for the Initial Transaction Vote. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of the Company’s Common Stock issued in this offering (the “IPO Shares”) the right to convert such holder’s IPO Shares at a per share price equal to the amount in the Trust Fund (inclusive of any interest income therein) on the record date (the “Conversion Price”) for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (the “Record Date”) divided by the total number of IPO Shares (including any shares held by the Initial Stockholders). If the Company elects to proceed with a Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the initial Business Combination. If holders of a majority in interest of the IPO Shares voted are not voted in favor of any initial Business Combination or the holders of 20% or more in interest of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not convert such shares.
     (aa) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.
     (bb) The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the Company’s net assets at the time of such acquisition. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards the Board believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value of at least 80% of the Company’s fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business(es) does have sufficient fair market value.
     (z) The Company shall deposit into the Trust Fund the two million dollars ($2,000,000) capital contribution by the existing shareholders of the Company.
5. COSTS AND EXPENSES.
     The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters’ Selling Memorandum, the Underwriters’ Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Units; the Listing Fee of the American Stock Exchange; and the expenses, including the fees of counsel for the Underwriters, incurred in connection with the qualification of the Units under State securities or Blue Sky laws (such fees to be fixed at $[ ], plus disbursements). The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.
6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
     The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.
     (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Zukerman Gore & Brandeis, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:
          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company.
          (ii) The Company has authorized and outstanding capital stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; the authorized securities of the Company have been duly authorized; the outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the Securities and the Representative’s Securities, and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the certificates for the Securities and the Representative’s Securities, assuming they are in the form filed with the Commission, are in due and proper form; and no preemptive rights of any holders of any security of the Company exist with respect to any of the Securities and the Representative’s Securities or the issue or sale thereof.
          (iii) The Securities and the Representative’s Securities have been duly authorized and, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representative’s Purchase Option, and the Representative’s Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms.
          (iv) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Stock or other securities of the Company.
          (v) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened under the Act or applicable state securities laws.
          (vi) The Registration Statement, the General Disclosure Package, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).
          (vii) The statements under the captions “Risk Factors,” “Comparison to offerings of blank check companies,” “Description of Securities” and “U.S. Federal Income Tax Considerations” set forth in the General Disclosure Package and Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
          (viii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the

General Disclosure Package or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the General Disclosure Package or the Prospectus are fairly summarized in all material respects.
          (ix) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
          (x) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Escrow Agreement, the Trust Agreement, Services Agreement, the Master Agreement for Services, the Property Management Agreement, and the Project Management Services Agreement, the issuance and sale of the Securities and the Representative’s Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any contract, commitment or other agreement or instrument to which the Company is a party or by which the Company may be bound, (b) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, or (c) to such counsel’s knowledge, violate any judgment, order or decree applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.
          (xi) This Agreement has been duly authorized, executed and delivered by the Company.
          (xii) The Warrant Agreement, the Services Agreement, Master Agreement for Services, Property Management Agreement, Project Management Services Agreement, the Trust Agreement, the Escrow Agreement and the Representative’s Purchase Option have each been duly and validly authorized and, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
          (xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.
          (xiv) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act.

          (xv) Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.
          (xvi) In rendering such opinion Zukerman Gore & Brandeis, LLP may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions, provided that in each case Zukerman Gore & Brandeis, LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules information therein). With respect to such statement, Zukerman Gore & Brandeis, LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.
     (c) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (d) The Representative shall have received at or prior to the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Units under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.
     (e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of E&Y confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, Preliminary Prospectus and Prospectus.
     (f) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his knowledge, contemplated or threatened by the Commission;
          (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;
          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;
          (iv) He or she has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and, in his or her opinion, as of the Effective Date, the statements contained in the Registration Statement were true and correct, and such Registration Statement, the General Disclosure Package and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of, the General Disclosure Package or the Prospectus which has not been so set forth in such supplement or amendment; and
          (v) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.
     (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
     (h) The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the American Stock Exchange.
     (i) The Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, the

Master Agreement for Services, the Property Management Agreement, the Project Management Services Agreement and each of the Insider Letters.
     (j) On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.
     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.
     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
     The obligations of the Company to sell and deliver the portion of the Securities and the Representative’s Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
8. INDEMNIFICATION.
     (a) The Company agrees:
     (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.
     (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
     (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. DEFAULT BY UNDERWRITERS.
     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
10. NOTICES.
     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Grubb & Ellis Realty Advisors, Inc., 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062, Attention: Mark E. Rose, Chief Executive Officer, with a copy to Zukerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York 10022, Attention: Clifford Brandeis, Esq.
11. TERMINATION.
     (a) This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure

Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s Units by the American Stock Exchange, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or
     (b) as provided in Sections 6 and 9 of this Agreement.
12. SUCCESSORS.
     This Agreement has been and is made solely for the benefit of the Underwriters and, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.
13. INFORMATION PROVIDED BY UNDERWRITERS.
     The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus consists of the information set forth in the                                          paragraphs under the caption “Underwriting” in the Prospectus.
14. MISCELLANEOUS.
     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

     The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering of Securities, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GRUBB & ELLIS REALTY ADVISORS, INC.

By:

Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:

Authorized Officer

By:

Authorized Officer

SCHEDULE I
Schedule of Underwriters

Number of Units
Underwriter	to be Purchased
Deutsche Bank Securities Inc.

Total

EXHIBIT A
Grubb & Ellis Realty Advisors, Inc.
2215 Sanders Road, Suite 400
Northbrook, Illinois 60062
Gentlemen:
     Reference is made to the Final Prospectus of Grubb & Ellis Realty Advisors, Inc. (“G&E”), dated                     , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.
     We have read the Prospectus and understand that G&E has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders and that G&E            may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of G&E or (ii) to G&E after it consummates an initial Business Combination.
     For and in consideration of G&E agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with G&E and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B
Grubb & Ellis Realty Advisors, Inc.
2215 Sanders Road, Suite 400
Northbrook, Illinois 60062
Gentlemen:
     Reference is made to the Final Prospectus of Grubb & Ellis Realty Advisors, Inc. (“G&E”), dated                     , 2006 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.
     We have read the Prospectus and understand that G&E has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders and that G&E may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of G&E; or (ii) to G&E after it consummates an initial Business Combination.
     For and in consideration of G&E engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with G&E and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Lender

Authorized Signature of Lender

EXHIBIT C
Grubb & Ellis Realty Advisors, Inc.
2215 Sanders Road, Suite 400
Northbrook, Illinois 60062
Gentlemen:
     The undersigned officer or director of Grubb & Ellis Realty Advisors, Inc. (“G&E”) hereby acknowledges that G&E has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders in accordance with and subject to the terms of this letter.
     The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Fund and will not seek recourse against the Trust Fund for any reason whatsoever except to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Company’s Certificate of Incorporation, as amended to the date hereof.
     The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold to the Company prior to the initial Business Combination (as described in the final prospectus of the Company dated                     , 2006) (the “Loss”) but only to the extent necessary to ensure that the Loss does not reduce the amount in the Trust Fund; provided, however, that each of the undersigned shall only be liable for fifty percent of the total Loss. Nothing contained herein shall be construed to suggest that the undersigned may be held personally liable for any loss, liability claims, damage or expense which the Company may become subject to as a result of any claim by a prospective target if an initial Business Combination is not consummated with that prospective target, or for claims from any entity other than vendors.
     Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director

EXHIBIT D
[Price and other terms of the offering]